EXHIBIT 99.1

SUMMARY FINANCIAL DATA

(unaudited; in thousands, except per share data)

	QUARTER ENDED		YEAR TO DATE
	JUN 30 05	JUN 30 04	JUN 30 05	JUN 30 04
		(As restated)		(As restated)
Net income (loss)	$13,653	$17,874	$(23,309)	$22,574
Net income (loss) available to Common Stockholders	11,841	8,079	(32,838)	7,956
Funds from operations (FFO)	17,482	12,104	(32,543)	27,641

Per diluted common share
Net income (loss) available to Common Stockholders	$0.33	$0.26	$(0.92)	$0.26
Funds from operations (FFO)	0.45	0.35	(0.83)	0.83

Dividends declared per common share outstanding	$0.35	$0.35	$0.70	$0.70

Payout ratio
Dividend payout ratio (FFO)	77.8%	100.0%	N/A	84.3%

Excluding One-Time Charges
Funds from operations (FFO)	$0.45	$0.53	$0.89	$1.07
Dividend payout ratio (FFO)	77.8%	66.0%	78.7%	65.4%

GLENBOROUGH REALTY TRUST

Consolidated Statements of Operations

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	Jun 30 ‘05	Jun 30 ‘04	Jun 30 ‘05	Jun 30 ‘04
		(As restated)		(As restated)
Operating Revenue
Rental revenue	$40,556	$38,302	$79,969	$74,728
Fees and reimbursements, including from related parties	1,359	1,032	2,454	1,861

Total operating revenue	41,915	39,334	82,423	76,589

Operating Expenses
Property operating expenses	13,305	12,493	27,570	25,377
General and administrative	3,925	3,999	7,210	6,170
Depreciation and amortization	12,990	12,240	26,181	23,751
Provision for impairment of real estate assets	—	—	29,810	—

Total operating expenses	30,220	28,732	90,771	55,298

Interest and other income	615	638	1,645	1,469
Equity in earnings of unconsolidated operating joint ventures	169	249	302	437
Interest expense	(9,724)	(8,104)	(18,922)	(16,122)
Loss on early extinguishment of debt	—	—	(561)	(85)

Income (loss) before minority interest, discontinued operations and cumulative effect of change in accounting principle	2,755	3,385	(25,884)	6,990
Minority interest	(994)	(799)	2,727	(787)

Income (loss) before discontinued operations and cumulative effect of change in accounting principle	1,761	2,586	(23,157)	6,203

Discontinued operations:
Net operating income	3,889	7,626	8,249	14,276
General and administrative	—	(11)	—	(12)
Depreciation and amortization	(1,116)	(3,559)	(3,768)	(7,105)
Provision for impairment of real estate assets	—	—	(28,426)	—
Interest expense	(55)	(1,176)	(323)	(2,404)
Loss on early extinguishment of debt	(135)	—	(2,513)	—
Gain on sales of real estate assets	9,309	12,408	26,629	12,528

Discontinued operations	11,892	15,288	(152)	17,283

Income (loss) before cumulative effect of change in accounting principle	13,653	17,874	(23,309)	23,486
Cumulative effect of change in accounting principle	—	—	—	(912)

Net income (loss)	13,653	17,874	(23,309)	22,574
Preferred dividends	(1,812)	(3,318)	(3,624)	(6,636)
Dividends paid on redeemed preferred stock	—	(568)	(596)	(2,073)
Premium and writeoff of original issuance costs on preferred stock redemption	—	(5,909)	(5,309)	(5,909)

Net income (loss) available to Common Stockholders	$11,841	$8,079	$(32,838)	$7,956

Net income (loss) available to Common Stockholders per diluted common share	$0.33	$0.26	$(0.92)	$0.26

Diluted weighted average shares outstanding	39,159,087	31,662,622	35,870,534	30,114,060

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GLENBOROUGH REALTY TRUST

Reconciliation of Net Income (Loss) to FFO

(unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	Jun 30 ‘05	Jun 30 ‘04	Jun 30 ‘05	Jun 30 ‘04
		(As restated)		(As restated)
Net income (loss)	$13,653	$17,874	$(23,309)	$22,574
Cumulative effect of change in accounting principle	—	—	—	912
Real estate depreciation and amortization, net of minority interest	12,724	14,082	27,047	27,476
Preferred dividends	(1,812)	(3,318)	(3,624)	(6,636)
Dividends paid on redeemed preferred stock	—	(568)	(596)	(2,073)
Premium and writeoff of original issuance costs on preferred stock redemption	—	(5,909)	(5,309)	(5,909)
Gain on sale from discontinued operations, net of minority interest	(8,598)	(11,305)	(24,587)	(11,414)
Adjustment to reflect FFO of unconsolidated operating joint ventures	178	178	357	357
Adjustment to reflect FFO of minority interest	1,337	1,070	(2,522)	2,354

Funds from operations available to Common Stockholders and OP Unitholders (FFO)	$17,482	$12,104	$(32,543)	$27,641

FFO per diluted common share	$0.45	$0.35	$(0.83)	$0.83

Diluted weighted average common shares and OP units outstanding for calculation of FFO	39,159,087	34,897,007	39,096,165	33,399,172

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GLENBOROUGH REALTY TRUST

Consolidated Balance Sheets

(unaudited, in thousands, except share amounts)

	June 30, 2005	December 31, 2004
		(As restated)
ASSETS
Rental properties, gross	$1,205,652	$1,367,310
Accumulated depreciation and amortization	(193,199)	(220,229)

Rental properties, net	1,012,453	1,147,081

Properties held for sale	119,886	57,327
Investments in land and development	134,372	147,435
Investments in unconsolidated operating joint ventures	11,936	12,014
Mortgage loans receivable	11,073	12,872
Leasing and financing costs (net of accumulated amortization of $15,746 and $17,856 as of June 30, 2005 and December 31, 2004, respectively)	26,659	24,403
Straight-line rent receivable (net of allowances of $176 and $528 as of June 30, 2005 and December 31, 2004, respectively)	16,344	15,764
Cash and cash equivalents	4,832	6,003
Other assets	15,229	10,202

TOTAL ASSETS	$1,352,784	$1,433,101

LIABILITIES
Mortgage loans	$728,151	$654,748
Unsecured bank line of credit	44,119	21,320
Obligations associated with properties held for sale	2,848	43,300
Other liabilities	45,542	47,213

Total liabilities	820,660	766,581

MINORITY INTEREST	34,718	39,336

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 188,000,000 shares authorized, 36,216,166 and 36,033,126 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	36	36
Preferred stock, $0.001 par value, 12,000,000 shares authorized, $25.00 liquidation preference, 3,740,277 and 6,850,325 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	4	7
Additional paid-in capital	798,575	870,622
Deferred compensation	(3,653)	(4,056)
Distributions in excess of accumulated earnings	(297,556)	(239,425)

Total stockholders’ equity	497,406	627,184

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,352,784	$1,433,101

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